Exhibit 99.10

                     DTC PARTICIPANT OVER-SUBSCRIPTION FORM

                                       FOR
                               RIGHTS OFFERING BY
                            HUDSON TECHNOLOGIES, INC.
                           OF NON-TRANSFERABLE RIGHTS
                             EXERCISABLE TO PURCHASE
                                  COMMON SHARES


THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION RIGHT WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE STOCKHOLDER SUBSCRIPTION AGREEMENT.

                      ------------------------------------

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF HUDSON TECHNOLOGIES, INC. ("HUDSON") DATED AUGUST __, 2003 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM HUDSON AND THE SUBSCRIPTION AGENT.

                      ------------------------------------

VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., EASTERN TIME, ON SEPTEMBER __, 2003 OR SUCH LATER DATE AS MAY BE EXTENDED BY HUDSON (THE "EXPIRATION DATE").

                      ------------------------------------

1. The undersigned hereby certifies to HUDSON and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has exercised the Basic Subscription Right in respect of rights (the "Rights") to purchase shares of common stock (the "Common Stock") of HUDSON and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent. The undersigned hereby certifies to HUDSON and the Subscription Agent that it owned ____________ Shares of Common Stock on August 1, 2003 (the "Record Date").

2. The undersigned hereby exercises the Over-subscription Privilege to purchase, to the extent available, ____________ shares of Common Stock of HUDSON and certifies to HUDSON and the Subscription Agent that such Over-subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Basic Subscription Rights have been exercised.

3. The undersigned understands that payment of the Subscription Price of $____ per share for each share of Common Stock subscribed for pursuant to the Over-subscription Privilege must be

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      received by the Subscription Agent at or before 5:00 p.m. Eastern time on the Expiration Date and represents that such payment, in the aggregate amount of $____________ either (check appropriate box):

            |_|   is being delivered to the Subscription Agent herewith;

                                       or

            |_|   has been delivered separately to the Subscription Agent;

and, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

            |_|   uncertified check

            |_|   certified check

            |_|   bank draft

            |_|   wire transfer

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Basic Subscription Confirmation Number

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DTC Participant

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Name of DTC Participant


By:
   --------------------------------------------
         Name:
         Title:

Contact Name:
             -------------------------------

Phone Number:
             -------------------------------

Dated:                              , 2003
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